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                                                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Poet Holdings, Inc. on Form S-8 of our report dated January 25, 2003, appearing in the Annual Report on Form 10-K of Poet Holdings, Inc. for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

San Jose, California
December 17, 2003